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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 29, 2005


                           SIGHT RESOURCE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-21068                  04-3181524
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
        of Incorporation)                                    Identification No.)


      6725 Miami Avenue, Cincinnati, Ohio                           45243
--------------------------------------------------------------------------------
    (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code (513) 527-9770
                                                          --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported, on April 8, 2005, Sight Resource Corporation ("SRC") and two of its subsidiaries, Cambridge Eye Associates, Inc. (CEA") and Douglas Vision World ("DVW"), entered into an asset purchase agreement (the "Agreement") with Davis Vision, Inc. ("Davis"). Pursuant to the Agreement, CEA and DVW agreed to sell substantially all of their assets (the "Assets") to Davis and to assign, in addition to other certain contracts, 25 unexpired non-residential real property leases under which SRC is the lessee (the "Leases") and three unexpired non-residential real property subleases under which SRC is the sublessor (the "Subleases").

The closing of the transaction was held on April 29, 2005. At the closing, CEA and DVW sold the Assets and assigned the Leases and Subleases to Davis for the sum of $6,500,000 plus the assumption by Davis of certain liabilities. The sale of the Assets involved six DVW retail stores in Rhode Island and 19 CEA stores in Massachusetts and New Hampshire, which comprise all of the remaining operations of SRC.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Also on April 29, 2005, Dale W. Fuller resigned as President and Chief Executive Officer of SRC, and Donald L. Radcliff resigned as Vice President, Chief Financial Officer, and Secretary of SRC, both effective immediately. Additionally, on May 3, 2005, Marco Brustio and Dino Tabacchi resigned as Directors of SRC. In conjunction with the resignations of these two Directors, SRC's Board of Directors reduced the authorized number of Directors from seven to five.

The Board of Directors appointed John Pate as SRC's new President on May 3, 2005. Mr. Pate, age 53, is currently a principal of West Chester Audit Technologies, a software company that specializes in transaction audits for grocery companies. Prior to West Chester Audit Technologies, Mr. Pate was the Controller for Joseph Beth Booksellers, an independent bookseller.

Item 8.01. Other Events


On May 4, 2005, SRC filed its operating reports for the period from June 24, 2004 to March 31, 2005 with the United States Bankruptcy Court for the Southern District of Ohio. Such filing was made pursuant to the filing requirements of the Office of the United States Trustee. The filing includes (among other information) a consolidated and consolidating balance sheet as of March 31, 2005 and operating statements for the month ended March 31, 2005 and for the period from June 24, 2004 through March 31, 2005. The consolidated balance sheet information and consolidated operating statement information included in the Bankruptcy Court filing are included with this report as Exhibit 99.5 (the "Bankruptcy Court Statements"). The Bankruptcy Court statements do not reflect the sale, on April 29, 2005, of the assets of CEA and DVW reported in Item 2.01 of this report.


The Bankruptcy Court Statements are unaudited and do not conform to generally accepted accounting principles ("GAAP"). All goodwill and other intangible assets have been eliminated in the preparation of the Bankruptcy Court Statements. Reference is made to the footnotes to the financial statements for a statement of other limitations and qualifications applicable to the statements.



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As previously reported, SRC's 2002, 2003, and 2004 year-end financial statements have not been audited or certified. Also, as previously reported, in view of SRC's Chapter 11 bankruptcy filing, and in view of the resignation of the independent accounting firm previously engaged to audit SRC's financial statements, it is doubtful that such statements will ever be certified. The
SRC's aforementioned year-end reports remain incomplete, and SRC remains unable to generate GAAP compliant statements for subsequent interim periods for inclusion in filings on Forms 10-Q and 10-K. In view of the foregoing, SRC is unable to, and does not expect in the future to be able to, submit a reconciliation of the differences between the Bankruptcy Court Statements and comparable statements prepared in accordance with GAAP.

See FORWARD-LOOKING STATEMENTS appearing below in this Report.


Item 9.01. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.


         Not applicable.


(b)      Pro Forma Financial Information.


         Not available.


(c)      Exhibits.


         See Exhibit Index.


FORWARD-LOOKING STATEMENTS.

This Report contains certain forward-looking statements within the meaning of
Section 21E of the Securities Act of 1934, as amended, including, without limitation, statements containing the words "doubtful" and "not expect" and words of similar import. Because forward-looking statements are based on a number of beliefs, estimates and assumptions that could ultimately prove inaccurate, there is no assurance that forward-looking statements will prove to be accurate.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             SIGHT RESOURCE CORPORATION


Date: May 5, 2005                       By:        /s/ John Pate
                                            ------------------------------
                                                      John Pate
                                               Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit Number           Description of Exhibit
--------------           ----------------------
99.5                     Consolidated Balance Sheet as of March 31, 2005 and
                         Consolidated Operating Statement for the month ended
                         March 31, 2005 and for the period from June 24, 2004
                         through March 31, 2005